Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Reports Third Quarter 2013 Results and

Declares Quarterly Dividend

Company Updates 2013 Guidance

OMAHA, NE, October 28, 2013 – West Corporation (Nasdaq:WSTC), a leading provider of technology-driven communication services, today announced its third quarter 2013 results.

Key Quarterly Highlights:

Unaudited, in millions except per share	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2013	2012	% Change	2013	2012	% Change
Consolidated Revenue	$665.4	$656.9	1.3%	$1,998.3	$1,957.9	2.1%
Platform-based Revenue[1]	483.0	472.7	2.2%	1,459.4	1,406.6	3.8%
Adjusted EBITDA[2]	174.8	168.2	3.9%	526.0	500.4	5.1%
EBITDA[2]	171.5	154.1	11.3%	489.0	481.1	1.6%
Adjusted Operating Income[2]	140.6	148.4	-5.2%	430.4	421.4	2.1%
Operating Income	123.4	117.3	5.2%	351.5	353.0	-0.4%
Pro Forma Adjusted Net Income[2,3]	N/A	N/A	N/A	180.6	N/A	N/A
Adjusted Net Income[2]	59.7	44.9	33.2%	165.2	142.3	16.1%
Net Income	46.1	22.1	108.9%	92.9	92.8	0.0%
Pro Forma Adjusted EPS—Diluted[2]	N/A	N/A	N/A	2.13	N/A	N/A
Adjusted Earnings per Share—Diluted[2]	0.70	0.71	-1.4%	2.10	2.24	-6.3%
Earnings per Share—Diluted	0.54	0.35	54.3%	1.18	1.46	-19.2%
Free Cash Flow[2,4]	54.6	79.1	-31.0%	188.7	156.1	20.9%
Cash Flows from Operations	83.1	108.6	-23.5%	276.7	243.9	13.4%
Cash Flows used in Investing	(28.2)	(29.7)	-5.1%	(89.2)	(165.3)	-46.1%
Cash Flows used in Financing	(60.5)	(16.4)	NM	(154.2)	(23.8)	NM

“West Corporation continued to drive strong profitability during the third quarter,” said Tom Barker, CEO. “We grew Adjusted EBITDA and Adjusted Net Income during the quarter and our free cash flow generation remains robust, growing by nearly 21 percent through the first nine months of the year.”

Dividend

The Company today also announced a $0.225 per common share quarterly dividend. The dividend is payable November 18, 2013, to shareholders of record as of the close of business on November 8, 2013.

Consolidated Operating Results

For the third quarter of 2013, revenue was $665.4 million compared to $656.9 million for the same quarter of the previous year, an increase of 1.3 percent.

The Unified Communications segment had revenue of $370.8 million in the third quarter of 2013, an increase of 3.3 percent over the same quarter of the previous year. The Communication Services segment had revenue of $306.2 million in the third quarter of 2013, 1.8 percent higher than the third quarter of 2012. The Company’s platform-based businesses1 had revenue of $483.0 million in the third quarter of 2013, an increase of 2.2 percent over the same quarter of the previous year.

Adjusted EBITDA2 for the third quarter of 2013 was $174.8 million, or 26.3 percent of revenue, compared to $168.2 million, or 25.6 percent of revenue, for the third quarter of 2012, an increase of 3.9 percent. EBITDA was $171.5 million in the third quarter of 2013 compared to $154.1 million in the third quarter of 2012, an increase of 11.3 percent.

Adjusted Operating Income2 for the third quarter of 2013 was $140.6 million, or 21.1 percent of revenue, compared to $148.4 million, or 22.6 percent of revenue in the same quarter of 2012, a decrease of 5.2 percent. Operating Income was $123.4 million in the third quarter of 2013 compared to $117.3 million in the third quarter of 2012, an increase of 5.2 percent.

Adjusted Net Income2 was $59.7 million in the third quarter of 2013, an increase of 33.2 percent from the same quarter of 2012. Net Income was $46.1 million in the third quarter of 2013, compared to $22.1 million in the same quarter of 2012. The improvement in profitability was driven by lower share-based compensation, deleveraging, a lower cost of debt and operating leverage.

[1]	Platform-based businesses include the Unified Communications segment, Intrado, West Interactive and HyperCube.
[2]	See Reconciliation of Non-GAAP Financial Measures below.
[3]	Reflects the impact of post-IPO reduced debt balances and lower interest rates resulting from the Company’s pricing amendments to its senior secured term loan facilities and redemption of the $450 million senior subordinated notes as if these transactions had been completed on January 1, 2013. Pro forma results also present shares outstanding as if the Company’s IPO had been completed on January 1, 2013.
[4]	Free Cash Flow is calculated as Cash Flows from Operations less cash Capital Expenditures.

N/A: Not Applicable

NM: Not Meaningful

Balance Sheet, Cash Flow and Liquidity

At September 30, 2013, West Corporation had cash and cash equivalents totaling $211.0 million and working capital of $349.0 million. Interest expense was $51.3 million during the three months ended September 30, 2013 compared to $69.2 million during the comparable period last year.

The Company’s net debt to pro forma Adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities, was 4.60x at September 30, 2013.

“Our cash flow generation continued at a strong pace for the nine months ended September 30, 2013. In the third quarter we realized the full effect of our debt reduction and lower interest rates from financing activities completed during the first half of the year,” said Paul Mendlik, CFO. “During the third quarter, we repaid $35 million of debt outstanding on our revolving trade accounts receivable financing facility. We also completed an amendment to that facility which increased the line of credit to $185 million and extended the maturity to June 2018, providing West Corporation with increased financial flexibility.”

Cash Flows from Operations were $276.7 million for the nine months ended September 30, 2013 compared to $243.9 million in the period last year. Free Cash Flow2,4 increased to $188.7 million in the year-to-date period of 2013 compared to $156.1 million in the same period of 2012.

During the third quarter of 2013, the Company invested $29.4 million, or 4.4 percent of revenues, in capital expenditures primarily for software and computer equipment.

2013 Guidance Update

The Company has updated some of its guidance ranges for the year ending December 31, 2013 in the table below. The Company is reiterating the previous guidance provided for all other metrics. This revised guidance assumes no acquisitions or changes in the current operating environment, no additional capital structure changes and foreign currency exchange rates used in its previous guidance.

	Previous Guidance	Revised Guidance
Consolidated Revenue ($B)	$2.715 - $2.770	$2.660 - $2.675
Cash Flows from Operations ($M)	$320 - $350	$345 - $365
Capital Expenditures ($M)	$130 - $140	$120 - $130
Free Cash Flow ($M)	$180 - $220	$215 - $235

“Organic revenue growth for the year has been more challenging than we anticipated,” said Tom Barker. “Despite reduced revenue expectations, we anticipate strong profitability and cash flows. The midpoint of our Free Cash Flow guidance has been increased by $25 million.”

Conference Call

The Company will hold a conference call to discuss these topics on Tuesday, October 29, 2013 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq:WSTC) is a leading provider of technology-driven communication services. West offers its clients a broad range of communications and network infrastructure solutions that help them manage or support critical communications. West’s customer contact solutions and conferencing services are designed to improve its clients’ cost structure and provide reliable, high-quality services. West also provides mission-critical services, such as public safety and emergency communications.

Founded in 1986 and headquartered in Omaha, Nebraska, West serves Fortune 1000 companies and other clients in a variety of industries, including telecommunications, retail, financial services, public safety, technology and healthcare. West has sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. The statements contained in the 2013 guidance update are forward-looking statements. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive industries; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending West against intellectual property infringement claims; extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions and integrate or achieve the objectives of its recent and future acquisitions; future impairments of our substantial goodwill, intangible assets, or other long-lived assets; and West’s ability to recover consumer receivables on behalf of its clients. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except selected per share and operating data)

	Three Months Ended September 30,
	2013	2012		2013
	Actual	Actual	% Change	Adjusted (2)
Revenue	$665,366	$656,896	1.3%	$665,366
Cost of services	310,533	307,699	0.9%	310,533
Selling, general and administrative expenses	231,407	231,905	-0.2%	214,187

Operating income	123,426	117,292	5.2%	140,646
Interest expense, net	51,242	69,146	-25.9%	46,710
Subordinated debt call premium and accelerated amortization of deferred financing costs		2,715	NM	—
Other expense (income), net	(1,654)	9,792	NM	(1,654)

Income before tax	73,838	35,639	107.2%	95,590
Income tax	27,690	13,543	104.5%	35,846

Net income	$46,148	$22,096	108.9%	$59,744

Weighted average shares outstanding:
Basic	83,581	61,452		83,581
Diluted	85,042	63,531		85,042
Earnings per share:
Basic	$0.55	$0.36	52.8%	$0.71
Diluted	$0.54	$0.35	54.3%	$0.70
SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$370,751	$359,007	3.3%
Communication Services	306,186	300,847	1.8%
Intersegment eliminations	(11,571)	(2,958)	NM

Total	$665,366	$656,896	1.3%

Depreciation:
Unified Communications	$16,841	$14,694	14.6%
Communication Services	12,554	12,109	3.7%

Total	$29,395	$26,803	9.7%

Amortization:
Unified Communications—SG&A	$6,281	$7,146	-12.1%
Communication Services—COS	2,475	2,433	1.7%
Communication Services—SG&A	7,648	9,926	-22.9%
Corporate—deferred financing costs	4,532	3,804	19.1%
Corporate—accelerated amortization of deferred financing costs	—	2,715	NM

Total	$20,936	$26,024	-19.6%

Share-based Compensation
Unified Communications	$1,424	$4,713	-69.8%
Communication Services	1,680	5,753	-70.8%
Corporate	—	10,160

Total	$3,104	$20,626	-85.0%

Cost of services:
Unified Communications	$155,848	$155,316	0.3%
Communication Services	165,674	154,747	7.1%
Intersegment eliminations	(10,989)	(2,364)	NM

Total	$310,533	$307,699	0.9%

Selling, general and administrative expenses:
Unified Communications	$115,568	$107,345	7.7%
Communication Services	116,421	125,154	-7.0%
Intersegment eliminations	(582)	(594)	NM

Total	$231,407	$231,905	-0.2%

Operating income:
Unified Communications	$99,335	$96,345	3.1%	$107,049
Communication Services	24,091	20,947	15.0%	33,597

Total	$123,426	$117,292	5.2%	$140,646

Operating margin:
Unified Communications	26.8%	26.8%		28.9%
Communication Services	7.9%	7.0%		11.0%

Total	18.6%	17.9%		21.1%

SELECTED OPERATING DATA:
Revenue from platform-based services (1)	$483,024	$472,674	2.2%
Revenue from agent-based services	$185,128	$186,864	-0.9%

	Nine Months Ended September 30,
	2013	2012		2013	2013 Adj.
	Actual	Actual	% Change	Adjusted (2)	Pro Forma (2,3)
Revenue	$1,998,285	$1,957,853	2.1%	$1,998,285	$1,998,285
Cost of services	931,539	906,687	2.7%	931,539	931,539
Selling, general and administrative expenses	715,292	698,133	2.5%	636,390	636,390

Operating income	351,454	353,033	-0.4%	430,356	430,356
Interest expense, net	181,310	191,833	-5.5%	167,600	142,890
Subordinated debt call premium and accelerated amortization of deferred financing costs	23,105	2,715	—	—	—
Other expense (income), net	(1,555)	8,753	NM	(1,555)	(1,555)

Income before tax	148,594	149,732	-0.8%	264,311	289,021
Income tax	55,723	56,898	-2.1%	99,117	108,383

Net income	$92,871	$92,834	0.0%	$165,194	$180,638

Weighted average shares outstanding:
Basic	77,274	61,424		77,274	83,509
Diluted	78,720	63,530		78,720	84,955
Earnings per share:
Basic	$1.20	$1.51	-20.5%	$2.14	$2.16
Diluted	$1.18	$1.46	-19.2%	$2.10	$2.13
SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$1,121,188	$1,088,181	3.0%
Communication Services	899,415	877,811	2.5%
Intersegment eliminations	(22,318)	(8,139)	NM

Total	$1,998,285	$1,957,853	2.1%

Depreciation:
Unified Communications	$47,922	$44,747	7.1%
Communication Services	37,250	35,252	5.7%

Total	$85,172	$79,999	6.5%

Amortization:
Unified Communications—SG&A	$18,722	$21,576	-13.2%
Communication Services—COS	7,571	6,742	12.3%
Communication Services—SG&A	23,113	27,536	-16.1%
Corporate—deferred financing costs	13,710	10,590	29.5%
Corporate—accelerated amortization of deferred financing costs	6,603	2,715	NM

Total	$69,719	$69,159	0.8%

Share-based Compensation
Unified Communications	$3,790	$5,992	-36.7%
Communication Services	4,364	7,124	-38.7%
Corporate	—	10,160

Total	$8,154	$23,276	-65.0%

Cost of services:
Unified Communications	$475,500	$460,607	3.2%
Communication Services	476,774	452,543	5.4%
Intersegment eliminations	(20,735)	(6,463)	NM

Total	$931,539	$906,687	2.7%

Selling, general and administrative expenses:
Unified Communications	$358,519	$334,286	7.2%
Communication Services	358,356	365,523	-2.0%
Intersegment eliminations	(1,583)	(1,676)	NM

Total	$715,292	$698,133	2.5%

Operating income:
Unified Communications	$287,169	$293,286	-2.1%	$327,454
Communication Services	64,285	59,747	7.6%	102,902

Total	$351,454	$353,033	-0.4%	$430,356

Operating margin:
Unified Communications	25.6%	27.0%		29.2%
Communication Services	7.1%	6.8%		11.4%

Total	17.6%	18.0%		21.5%

SELECTED OPERATING DATA:
Revenue from platform-based services (1)	$1,459,395	$1,406,620	3.8%
Revenue from agent-based services	$547,136	$558,936	-2.1%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,	%
	2013	2012	Change
Current assets:
Cash and cash equivalents	$210,973	$179,111	17.8%
Trust and restricted cash	15,749	14,518	8.5%
Accounts receivable, net	458,850	444,411	3.2%
Deferred income taxes receivable	8,672	13,148	-34.0%
Prepaid assets	41,715	42,129	-1.0%
Other current assets	85,814	67,775	26.6%

Total current assets	821,773	761,092	8.0%
Net property and equipment	347,740	364,896	-4.7%
Goodwill	1,820,107	1,816,851	0.2%
Other assets	491,060	505,314	-2.8%

Total assets	$3,480,680	$3,448,153	0.9%

Current liabilities	$472,771	$457,668	3.3%
Long-term obligations	3,525,347	3,992,531	-11.7%
Other liabilities	265,171	247,640	7.1%

Total liabilities	4,263,289	4,697,839	-9.2%
Stockholders’ deficit	(782,609)	(1,249,686)	37.4%

Total liabilities and stockholders’ deficit	$3,480,680	$3,448,153	0.9%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted Operating Income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes Adjusted Operating Income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted Operating Income is used by the Company to assess Operating Income before the impact of IPO-related expenses, expenses terminated in connection with the IPO and non-cash items. Adjusted Operating Income should not be considered in isolation or as a substitute for Operating Income or other profitability data prepared in accordance with GAAP. Adjusted Operating Income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of Adjusted Operating Income to Operating Income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands

	Three Months Ended September 30,
	2013	2012	% Change
Operating income	$123,426	$117,292	5.2%
Amortization of acquired intangible assets	13,929	17,072
Share-based compensation	3,104	20,626
Sponsor management/termination fee	—	1,019
M&A and acquisition related costs	187	293
Acquisition earnout reversal	—	(7,887)

Adjusted operating income	$140,646	$148,415	-5.2%

	Nine Months Ended September 30,
	2013	2012	% Change
Operating income	$351,454	$353,033	-0.4%
Amortization of acquired intangible assets	41,835	49,112
Share-based compensation	8,154	23,276
Sponsor management/termination fee	25,000	3,088
IPO bonus	2,975	—
M&A and acquisition related costs	938	809
Acquisition earnout reversal	—	(7,887)

Adjusted operating income	$430,356	$421,431	2.1%

Adjusted Net Income, Adjusted EPS, Pro forma Adjusted Net Income and Pro forma Adjusted EPS Reconciliation

Adjusted Net Income, Adjusted EPS, Pro forma Adjusted Net Income and Pro forma Adjusted EPS are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of IPO-related expenses, expenses terminated in connection with the IPO, bond redemption premiums, M&A and acquisition related costs, the expiration of an earn-out payment obligation related to an acquisition and non-cash items.

Adjusted Net Income should not be considered in isolation or as a substitute for Net Income or other profitability metrics prepared in accordance with GAAP. Adjusted Net Income, as presented, may not be comparable to similarly titled measures of other companies.

Pro forma Adjusted Net Income represents Adjusted Net Income after giving effect to pro forma adjusted interest expense. Pro forma adjusted interest expense reflects the impact of lower debt balances and lower interest rates post IPO. This includes the pro forma savings for the full periods from the redemption of the $450 million senior subordinated notes and the pricing amendment to the senior secured term loan facilities as if these transactions had been completed January 1, 2013. Pro forma results also present shares outstanding as if the Company’s IPO had been completed January 1, 2013.

Set forth below is a reconciliation of Adjusted Net Income and Pro forma Net Income to Net Income.

Reconciliation of Adjusted Net Income & Pro forma Net Income from Net Income

Unaudited, in thousands except per share

	Three Months Ended September 30,
	2013	2012	% Change
Net income	$46,148	$22,096	108.9%
Amortization of acquired intangible assets	13,929	17,072
Amortization of deferred financing costs	4,532	3,804
Accelerated amortization of deferred financing costs	—	2,715
Share-based compensation	3,104	20,626
Sponsor management/termination fee	—	1,019
M&A and acquisition related costs	187	293
Acquisition earnout reversal	—	(7,887)

Pre-tax total	21,752	37,642
Income tax expense on adjustments	8,156	14,869

Adjusted net income	$59,744	$44,869	33.2%

Diluted shares outstanding	85,042	63,531
Adjusted EPS—diluted	$0.70	$0.71	-1.4%

	Nine Months Ended September 30,
	2013	2012	% Change
Net income	$92,871	$92,834	0.0%
Amortization of acquired intangible assets	41,835	49,112
Amortization of deferred financing costs	13,710	10,590
Accelerated amortization of deferred financing costs	6,603	2,715
Share-based compensation	8,154	23,276
Sponsor management/termination fee	25,000	3,088
IPO bonus	2,975	—
Subordinated debt call premium	16,502	—
M&A and acquisition related costs	938	809
Acquisition earnout reversal	—	(7,887)

Pre-tax total	115,717	81,703
Income tax expense on adjustments	43,394	32,273

Adjusted net income	$165,194	$142,264	16.1%

Diluted shares outstanding	78,720	63,530
Adjusted EPS—diluted	$2.10	$2.24	-6.3%
Pro forma interest expense change, net of tax	$15,444

Pro forma adjusted net income	$180,638	N/A

Pro forma diluted shares outstanding	84,955
Pro forma adjusted EPS—diluted	$2.13	N/A

Free Cash Flow Reconciliation

The Company believes Free Cash Flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free Cash Flow is calculated as Cash Flows from Operations less cash Capital Expenditures. Free Cash Flow is not a measure of financial performance under GAAP. Free Cash Flow should not be considered in isolation or as a substitute for Cash Flows from Operations or other liquidity measures prepared in accordance with GAAP. Free Cash Flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of Free Cash Flow to Cash Flows from Operations.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands

	Three Months Ended September 30,
	2013	2012	% Change
Cash flows from operations	$83,065	$108,573	-23.5%
Cash capital expenditures	28,453	29,431	-3.3%

Free cash flow	$54,612	$79,142	-31.0%

	Nine Months Ended September 30,
	2013	2012	% Change
Cash flows from operations	$276,729	$243,947	13.4%
Cash capital expenditures	87,980	87,860	0.1%

Free cash flow	$188,749	$156,087	20.9%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity and performance, the Company uses earnings before interest expense, share based compensation, taxes, depreciation and amortization, and one-time IPO-related expenses, or “Adjusted EBITDA.” EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for Net Income, Cash Flows from Operations or other income or cash flows data prepared in accordance with GAAP. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA are used by certain investors as measures to assess the Company’s ability to service debt. Adjusted EBITDA is also used in the Company’s debt covenants, although the precise adjustments used to calculate Adjusted EBITDA included in the Company’s credit facility and indentures vary in certain respects among such agreements and from those presented below. Certain adjustments to Adjusted EBITDA were excluded from the calculations below consistent with the adjustments made for Adjusted Operating Income and Adjusted Net Income. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to Cash Flows from Operations and Net Income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012
Cash flows from operating activities	$83,065	$108,573	$276,729	$243,947
Income tax expense	27,690	13,543	55,723	56,898
Deferred income tax benefit (expense)	5,339	(2,611)	(3,668)	(10,317)
Interest expense and other financing charges	51,850	72,153	205,792	195,551
Provision for share-based compensation	(3,104)	(20,626)	(8,154)	(23,276)
Amortization of deferred financing costs	(4,532)	(3,804)	(13,710)	(10,590)
Accelerated amortization of deferred financing costs	—	(2,715)	(6,603)	(2,715)
Asset impairment	—	—	—	(3,715)
Other	(55)	(13)	(93)	(185)
Changes in operating assets and liabilities, net of business acquisitions	11,234	(10,400)	(17,052)	35,538

EBITDA	171,487	154,100	488,964	481,136
Provision for share-based compensation	3,104	20,626	8,154	23,276
Sponsor management/termination fee and IPO bonus	—	1,019	27,975	3,088
M&A and acquisition related costs	187	293	938	809
Acquisition earnout reversal	—	(7,887)	—	(7,887)

Adjusted EBITDA	$174,778	$168,151	$526,031	$500,422

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012
Net income	$46,148	$22,096	$92,871	$92,834
Interest expense and other financing charges	51,850	72,153	205,792	195,551
Depreciation and amortization	45,799	46,308	134,578	135,853
Income tax expense	27,690	13,543	55,723	56,898

EBITDA	171,487	154,100	488,964	481,136
Provision for share-based compensation	3,104	20,626	8,154	23,276
Sponsor management/termination fee and IPO bonus	—	1,019	27,975	3,088
M&A and acquisition related costs	187	293	938	809
Acquisition earnout reversal	—	(7,887)	—	(7,887)

Adjusted EBITDA	$174,778	$168,151	$526,031	$500,422

Unaudited, in thousands	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012
Cash flows from operating activities	$83,065	$108,573	$276,729	$243,947
Cash flows used in investing activities	$(28,157)	$(29,657)	$(89,159)	$(165,287)
Cash flows used in financing activities	$(60,469)	$(16,425)	$(154,162)	$(23,843)

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